Exhibit 4.13

RIGHTS CERTIFICATE # :	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED                     , 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST PHOENIX ADVISORS, THE INFORMATION AGENT.

Community Financial Shares, Inc.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Community Financial Shares, Inc.

Subscription Price: $1.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME,

ON                         , UNLESS EXTENDED BY COMMUNITY FINANCIAL SHARES, INC.

REGISTERED

        OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase             shares of Common Stock, no par value per share, of Community Financial Shares, Inc., a Delaware corporation., at a subscription price of $1.00 per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Community Financial Shares, Inc. Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exer cise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus s (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Community Financial Shares, Inc. Rights Certificates” that accompany this Subscription Rights Certificate.

THE RIGHTS REPRESENTED BY THE SUBSCRIPTION RIGHTS CERTIFICATE ARE NON-TRANSFERABLE AND THEREFORE, MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Community Financial Shares, Inc. and the signatures of its duly authorized officers.

Dated:

President	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivery by mail, express mail or overnight courier:

IST Shareholder Services

S. Carlton Avenue

Wheaton, Illinois 60187

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION PRIVILEGE

To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 2 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 2 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for	shares x $	= $
(no. of new shares)	(subscription price)	(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

I have exercised my full Basic Subscription Privilege and in addition to my full Basic Subscription Privilege I wish to subscribe for additional shares under my Over-Subscription Privilege as follows:

I apply for	shares x $	= $
(no. of new shares)	(subscription price)	(amount enclosed)

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Certificate check draft drawn on a U.S. bank, or postal telegraphic or express payable to “IST Shareholder Services, as Subscription Agent.”

☐	Wire transfer of immediately available funds directly to the account maintained by IST Shareholder Services, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at , , ABA # , Account # , with reference to the rights holder’s name.

FORM 2-SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions set forth in the Prospectus.

Signature of Subscriber (s)

(and address if different than that listed on the Rights Certificate)

Telephone number (including area code)

FORM 3-SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5):

Subscription Rights are not transferable in any way, except by operation of law. By executing below, you hereby represent and warrant that the person in whose name you are requesting that we issue the Common Stock is the transferee by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered by mail, express mail or overnight courier to IST Shareholder Services at the address specified above prior to the Effective Date.

Complete the following ONLY if the shares of Common Stock subscribed for are to be issued in a name other than that of the registered holder.

Issue Shares to:

Soc. Sec. #/Tax ID#

Address

FORM 4-ACKNOWLEDGEMENT (TO BE COMPLETED ONLY IF YOU COMPLETED SECTION 3. IF YOU COMPLETE THIS SECTION YOU MUST ALSO COMPLETE SECTION 5):

I/We acknowledge receipt of the Prospectus and understand that, after delivery to IST Shareholder Services, as Subscription Agent, I/we may not modify or revoke this Rights Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Signature of Registered Holder:

Date:

If signature is by a trustee(s), executor(s), administrator(s), attorney(s)-in-fact, officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name:                          Capacity:

Soc. Sec. #/Tax Id#:

Address

Phone:

FORM 5-GUARANTEE OF SIGNATURES (TO BE COMPLELETED ONLY IF YOU COMPLETED SECTION 3 AND 4): All Subscription Right holders who specify special or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities and Exchange Act of 1934, as amended.

Signature Guaranteed:
(Name of Bank or Firm)
By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF COMMUNITY FINANCIAL SHARES, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AST PHOENIX ADVISORS, THE INFORMATION AGENT, AT (            )             .